Exhibit 5.1

	Aharon Pollak	Efraim Levy	Eitan Leder	Lior Mozes Goldenberg	Hila Spitz
	Moshe Matalon	Na’ama Babish	Nadeem Shehadeh	Inbar Roth-Tvizer	Tzlil Hudady
	Arie Neiger *	Ranit Kessous-Katz	Yair Avraham	Eliad Farjoon	Sapir Almog
	Doron Levy	Amir Fish	Nillie Turtel-Tau	Noam Waldoks	Mor Bouganim
	Eldad Koresh	Nadia Davidzon	Dana Mechanian	Lihi Godes	Dana Mishkin
	Yonatan Altman	Shalom Simon**	Liron Levy	Tal Tsarfaty-Doron	Gal Marom
	Ian Rostowsky	Omri Flicker*	Roy Niron	Dana Shwartz	Noy Rimer
Established 1956	Anat Sterenlib-Molkho	Moran Mordechay	Liron Usherovich	Niran Dor	Noa Kay
	Asaf Biger	Jonathan Tessone	Ido Hazan	Yinon Himi	Lee Einhorn
	Ofra Cohen	Avishai Sahar	Yana Yavnitzki Dror	Ariella Magid	Roni Zis
	Maya Issacharov *	Shahar Haron	Mor Gazit	Joseph Sabag	Sivan Cohen
	Orit Israeli	Ephraim Ofek Aharon	Tal Sasson-Ferdman	Natalie Polyakov	Ido Maron
	Erez Haver	Omer Ben Matityahu	Shani Ashkenasi	Evgeni (Yoni) Raskin	Kobi Kimchi
	Aya Reich Mina	Adi El Rom	Yoav Lande	Harel Afargan	Hadar Ostashinsky
	Racheli Guz-Lavi (CPA)	Hilla Shribman	Efrat Shpizaizen	Roy Duvshani	Sapir Bittan
	Ayelet Torem	Ruth Amit-Fogel	Elinor Polak	Guy Libzon	Dana Gordon
	Yoav Etzyon*	Omri Hephner	Shiran Geva	Shay Zaguri	Kobi Winekrantz
	Rachel Harari-Lifshits	Moti Mironi	Chen Karmin	Lital Efrati	Yarden Ofra
	Sharon Lubezky Hess	Gal Omer	Arik Ben Simchon	Amir Barel
	Ariel Frank	Itai Nachtomy	Reut Avraham	Amit Shilton
	Amichay Finkelstein	Yifat Weiss	Dror Edri	Masha Kaminsky
apm@apm-law.com	Chagit Pedael Levin	Limor Segman	Noam Ben Ami	Tal Zaid	Nahum Amit
www.apm-law.com	Benjamin Grossman	Avi Osterman*	Shira Mualam	Mor Granot	[1923-2007]
Office. 972-3-5689022	Stephen Barak Rozen	Shalev Brants	Racheli Vardi	Yaniv Holzman	Etty Avni-Borowits
Fax. 972-73-3800623	Omer Bekerman*	Assaf Oren	Dalit Yacobovich	Or Baruch	[1945-2005]
APM House, 18 Raoul Wallenberg	Ravit Arbel	Helen Marshanski	Avishay Sadeh	Shahar Yarom	* Also a member of
St, Building D, 7st Floor, Ramat	Galit Shitzer	Yahel Porat	Yoav Sherman	Ronit Israeli	the New-York Bar
Hachayal,Tel Aviv 6971915, Israel	Michael Yavin	Tzipi Kolp Frieder	Shem'or Greenwald	Bar Farkash	** Notary

February 19, 2019
Eltek Ltd.
20 Ben Zion Gelis Street, Sgoola Industrial Zone,
Petach Tikva 4927920, Israel

Re: Eltek Ltd.

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-1, as it may be amended from time to time (the “Registration Statement”), to be filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of Eltek Ltd., an Israeli company (the “Company”).

We have acted as Israeli counsel to the Company in connection with the filing of the Registration Statement, which includes a prospectus to be furnished to shareholders of the Company in connection with the offering by the Company to its shareholders of subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase ordinary shares, par value NIS 3.00 per share, of the Company (the “Rights Shares”). The Subscription Rights will be evidenced by subscription rights certificates (collectively, the “Subscription Rights Certificates”). The Registration Statement relates to the Subscription Rights and to the Rights Shares that may be issued and sold by the Company upon exercise of the Subscription Rights.

As Israeli counsel to the Company, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion.

Upon the basis of such examination, we are of the opinion that:

1.
The Subscription Rights have been duly authorized and, when issued in accordance with the terms of the Subscription Rights Certificates and in the manner contemplated by the Registration Statement, will be validly issued and be binding obligations of the Company; and

2.
The Rights Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Subscription Rights Certificates and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to Israeli law, and we not express any opinion as to the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely yours
/s/ Amit, Pollak, Matalon & Co.
Amit, Pollak, Matalon & Co.